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                                                                    Exhibit 23.2

             CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT AUDITORS

  We consent to the use in Registration Statement No. 333-95049 of WatchGuard Technologies, Inc. (including the Rule 462(b) Registration Statement to register 414,000 shares of common stock) for the registration of shares of its common stock, and to the incorporation by reference therein of our report related to BeadleNet, LLC dated December 24, 1999, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Costa Mesa, California
February 15, 2000